                                                                 EXHIBIT (a)(19)

                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY VARIABLE  PORTFOLIOS,  INC., a Maryland  corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of Directors of the  Corporation  has  increased in some cases and  decreased  in some  cases the  number of shares of  capital  stock of certain series that the  Corporation  has authority to issue in accordance  with
Section 2-105(c) of the Maryland General Corporation Law (the "Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority  to issue  Three  Billion  (3,000,000,000)  shares of  capital  stock.
Following the  Reallocation,  the  Corporation  has the authority to issue Three
Billion (3,000,000,000) shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all  shares of stock that the  Corporation  was  authorized  to issue was Thirty
Million  Dollars  ($30,000,000).  After giving effect to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

     SIXTH:  Immediately  prior to the  Reallocation,  the twelve (12) Series of stock of the  Corporation  and the number of shares and  aggregate  par value of each was as follows:

         SERIES                     NUMBER OF SHARES       AGGREGATE PAR VALUE

VP Value Fund                        900,000,000                 $9,000,000
VP International Fund                450,000,000                 $4,500,000
VP Capital Appreciation Fund         100,000,000                 $1,000,000
VP Balanced Fund                     100,000,000                 $1,000,000
VP Income & Growth Fund              400,000,000                 $4,000,000
VP Growth Fund                       100,000,000                 $1,000,000
VP Ultra Fund                        300,000,000                 $3,000,000
VP Vista Fund                        100,000,000                 $1,000,000
VP Global Growth Fund                100,000,000                 $1,000,000
VP Mid Cap Value Fund                200,000,000                 $2,000,000
VP Large Company Value Fund          250,000,000                 $2,500,000

     SEVENTH:  Immediately prior to the  Reallocation,  the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                  NUMBER OF
                                                  SHARES            AGGREGATE
SERIES NAME                   CLASS NAME          ALLOCATED         PAR VALUE
-----------                   ----------          ---------         ---------

VP Value Fund                     I              650,000,000       $6,500,000
                                  II             200,000,000        2,000,000
                                  III             50,000,000          500,000

VP International Fund             I              300,000,000        3,000,000
                                  II              50,000,000          500,000
                                  III             50,000,000          500,000
                                  IV              50,000,000          500,000

VP Capital Appreciation Fund      I              100,000,000        1,000,000

VP Balanced Fund                  I              100,000,000        1,000,000

VP Income & Growth Fund           I              300,000,000        3,000,000
                                  II              50,000,000          500,000
                                  III             50,000,000          500,000

VP Growth Fund                    I              100,000,000        1,000,000

VP Ultra Fund                     I              100,000,000        1,000,000
                                  II             150,000,000        1,500,000
                                  III             50,000,000          500,000

VP Vista Fund                     I               50,000,000          500,000
                                  II              50,000,000          500,000

VP Global Growth Fund             I              100,000,000        1,000,000

VP Mid Cap Value Fund             I              100,000,000        1,000,000
                                  II             100,000,000        1,000,000

VP Large Company Value Fund       I              150,000,000        1,500,000
                                  II             100,000,000        1,000,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors of the  Corporation  has  allocated  Three
Billion  (3,000,000,000)  shares of the Three

Billion  (3,000,000,000)  shares of authorized capital stock of the Corporation.
As a result of the action taken by the Board of Directors  referenced in Article
SECOND of these Articles  Supplementary,  the eleven (11) Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

         SERIES                        NUMBER OF SHARES     AGGREGATE PAR VALUE
         ------                        ----------------     -------------------

VP Value Fund                             1,000,000,000             $10,000,000
VP International Fund                       450,000,000              $4,500,000
VP Capital Appreciation Fund                150,000,000              $1,500,000
VP Balanced Fund                            100,000,000              $1,000,000
VP Income & Growth Fund                     400,000,000              $4,000,000
VP Growth Fund                              100,000,000              $1,000,000
VP Ultra Fund                               300,000,000              $3,000,000
VP Vista Fund                               100,000,000              $1,000,000
VP Global Growth Fund                       100,000,000              $1,000,000
VP Mid Cap Value Fund                       200,000,000              $2,000,000
VP Large Company Value Fund                 100,000,000              $1,000,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the  Corporation (a) has duly  established  classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of Directors,  the Classes of shares of the eleven (11) Series of stock of the  Corporation  and the number of shares and aggregate par value of each is as follows:

                                                  NUMBER OF
                                                  SHARES            AGGREGATE
SERIES NAME                   CLASS NAME          ALLOCATED         PAR VALUE
-----------                   ----------          ---------         ---------

VP Value Fund                        I           650,000,000       $6,500,000
                                     II          300,000,000        3,000,000
                                     III          50,000,000          500,000

VP International Fund                I           300,000,000        3,000,000
                                     II           50,000,000          500,000
                                     III          50,000,000          500,000
                                     IV           50,000,000          500,000

VP Capital Appreciation Fund         I           150,000,000        1,500,000

VP Balanced Fund                     I           100,000,000        1,000,000

                                                  NUMBER OF
                                                  SHARES            AGGREGATE
SERIES NAME                   CLASS NAME          ALLOCATED         PAR VALUE
-----------                   ----------          ---------         ---------

VP Income & Growth Fund            I             300,000,000       3,000,000
                                   II             50,000,000         500,000
                                   III            50,000,000         500,000

VP Growth Fund                     I             100,000,000       1,000,000

VP Ultra Fund                      I             100,000,000       1,000,000
                                   II            150,000,000       1,500,000
                                   III            50,000,000         500,000

VP Vista Fund                      I              50,000,000         500,000
                                   II             50,000,000         500,000

VP Global Growth Fund              I             100,000,000       1,000,000

VP Mid Cap Value Fund              I             100,000,000       1,000,000
                                   II            100,000,000       1,000,000

VP Large Company Value Fund        I              50,000,000         500,000
                                   II             50,000,000         500,000

     TENTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF,  AMERICAN CENTURY VARIABLE PORTFOLIOS,  INC. has caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its behalf by its Vice  President and attested to by its Assistant  Secretary on this 10th day of September, 2007.

                                       AMERICAN CENTURY
ATTEST:                                VARIABLE PORTFOLIOS, INC.

/s/ Otis H. Cowan                      /s/ David H. Reinmiller
---------------------------------      -----------------------------------
Name:   Otis H. Cowan                  Name:   David H. Reinmiller
Title:  Assistant Secretary            Title:  Vice President

     THE UNDERSIGNED  Vice President of AMERICAN  CENTURY  VARIABLE  PORTFOLIOS,
INC.,  who  executed  on  behalf  of said  Corporation  the  foregoing  Articles
Supplementary to the Charter,  of which this certificate is made a part,  hereby acknowledges,  in the name of and on behalf of said  Corporation,  the foregoing
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  September 10, 2007             /s/ David H. Reinmiller
                                       -----------------------------------------
                                       David H. Reinmiller, Vice President